ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                    INVESCO CAPITAL APPRECIATION FUNDS, INC.


     INVESCO Capital Appreciation Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Article I of the Articles of Incorporation of the Company is hereby amended to read as follows:

                                    ARTICLE I

                                  NAME AND TERM

               The name of the corporation is "INVESCO EQUITY FUNDS, INC," and it shall have perpetual existence.

          SECOND: Article III of the Articles of Incorporation of the Company is hereby amended to read as follows:

                                   ARTICLE III

                                 CAPITALIZATION

               Section 1. The aggregate number of shares of stock of all series which the Company shall have the authority to issue is one billion (1,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share. The aggregate par value of all shares which the Company shall have authority to issue is ten million dollars
          ($10,000,000). Such stock may be issued as full shares or as fractional shares.

               In the exercise of the powers granted to the Board of Directors pursuant to Section 3 of this Article III, the Board of Directors designates three series of shares of common stock of the Company to be designated as the INVESCO Dynamics Fund, the INVESCO Growth & Income Fund and the INVESCO Endeavor Fund. Two hundred million (200,000,000) shares of the Company's Common Stock are classified as and are allocated to the INVESCO Dynamics Fund. One hundred million
          (100,000,000) shares of the Company's Common Stock are classified as and are allocated to the each of the INVESCO Growth & Income Fund and the INVESCO Endeavor Fund.

               Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

          THIRD: The foregoing amendment, in accordance with the requirements of
          Section 2-605 of the General Corporation Law of the State of Maryland, was approved by a majority of the Board of Directors of the Company on August 5, 1998.

          FOURTH: The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the General Corporation Law of the State of Maryland.

     The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO Capital Appreciation Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 26th day of August, 1998.

     These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                        INVESCO CAPITAL APPRECIATION FUNDS, INC.



                                        By: /s/ Mark H. Williamson
                                            -----------------------------------
                                            Mark H. Williamson, President
[SEAL]

WITNESSED:

By:      /s/ Glen A. Payne
         ------------------------
         Glen A. Payne, Secretary

                                  CERTIFICATION

         I, Michael T. Branstiter, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

         Given my hand and official seal this 26th day of August, 1998.



[NOTARY SEAL]                     /s/ Michael T. Branstiter
                                  ------------------------------------
                                  Notary Public

My Commission Expires: 03/14/2002
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